Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of June 27, 2002, by Nortech Systems Incorporated, a Minnesota corporation (“Buyer”), and SAE Circuits Colorado, Inc., a Colorado corporation, Thomas J. Hansing, Barbara E. Aune and Stephen W. Cecil, Jr., (hereinafter collectively and jointly and severally referred to as “Seller”).

RECITALS

Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the “Shares”) of capital stock of Manufacturing Assembly Solutions of Monterrey, Inc., a Mexican corporation (the “Company”), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.             DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Applicable Contract”—any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

“Balance Sheet”—as defined in Section 3.4.

“Best Efforts”—the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

“Breach”—a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

“Business Day—means any day on which banks are open for business in Santa Clara, California.

“Buyer”—as defined in the first paragraph of this Agreement.

 “Closing”—as defined in Section 2.3.

“Closing Date”—the date and time as of which the Closing actually takes place.

“Company”—as defined in the Recitals of this Agreement.

“Consent”—any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions”—all of the transactions contemplated by this Agreement, including:

(a)           the sale of the Shares by Seller to Buyer;

(b)                               the execution, delivery, and performance of the Non-Competition Agreement and the Escrow Agreement;

(c)                                the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

(d)                               Buyer’s acquisition and ownership of the Shares and exercise of control over the Company.

“Contract”—any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding..

“Damages”—as defined in Section 10.2.

“Dollars(s)—all dollar figures in this Agreement are United States dollars.

“Encumbrance”—any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment”—soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities”—any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law.

“Environmental Law”—any Legal Requirement that requires or relates to:

(a)                                advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions that could have significant impact on the Environment;

(b)                               preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c)                                reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d)                               assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)                                protecting resources, species, or ecological amenities;

(f)                                  reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g)                               cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h)                               making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Facilities”—any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment currently or formerly owned or operated by the Company.

“GAAP”—generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

“Governmental Authorization”—any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body”—any:

(a)           nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)           federal, state, local, municipal, foreign, or other government;

(c)                                governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)           multi-national organization or body; or

(e)                                body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

“Hazardous Materials”—any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Intellectual Property Assets”—as defined in Section 3.22.

“Knowledge”—an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)           such individual is actually aware of such fact or other matter; or

(b)                               a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement”—any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Non-Competition Agreement”—as defined in Section 2.4(a)(ii).

“Occupational Safety and Health Law”—any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order”—any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)                                such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)                               such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

(c)                                such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of the Company; (b) the minute book and stock transfer records of the Company; and (c) any amendment to any of the foregoing.

“Person”—any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding”—any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Related Person”—with respect to a particular individual:

(a)                                each other member of such individual’s Family;

(b)                               any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;

(c)                                any Person in which such individual or members of such individual’s Family hold

(individually or in the aggregate) a Material Interest; and

(d)                               any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)                                any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)                               any Person that holds a Material Interest in such specified Person;

(c)                                each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)                               any Person in which such specified Person holds a Material Interest;

(e)                                any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)                                  any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity interests in a Person.

“Release”—any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Representative”—with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act”—the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller”—as defined in the first paragraph of this Agreement.

“Shares”—as defined in the Recitals of this Agreement.

“Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment,  collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threat of Release”—a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened”—a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.        SALE AND TRANSFER OF SHARES; CLOSING

2.1.          SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.2.          PURCHASE PRICE

The purchase price (the “Purchase Price”) for the Shares will be (i) $650,000 in cash and (ii) $1,200,000 payable according to the terms of the Promissory Note attached hereto as Exhibit 2.2 (the “Promissory Note”).

2.3.          CLOSING

For all purposes, under this Agreement, the “Closing” or “Closing Date” shall be June 27, 2002.

2.4.          CLOSING OBLIGATIONS

At the Closing:

(a)       Seller will deliver to Buyer:

(i)            certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

(ii)           non-competition agreement in the form of Exhibit 2.4(a)(ii), executed by Seller (the “Non-Competition Agreement”);

(iii)          originals or copies of all of the Organizational Documents; and

(iv)          a Certificate of Good Standing for the Company issued by the appropriate governing body in Mexico.

(b)       Buyer will deliver to Seller:

(i)                                     $650,000 by wire transfer to accounts specified by Seller;

(ii)                                  the Promissory Note; payable to Seller or Seller’s assignee and

(iii)                             126,815 Nortech Shares, to be delivered to Seller or Seller’s assignee, as hereinafter set forth in paragraphs 2.5 and 2.6 below.

2.5.      STOCK DELIVERY / NOTE PAYMENT SCHEDULE

Buyer will deliver the Nortech shares to Seller as follows:

(i)                                     25% of the shares (31,704 shares) or or before December 27, 2002;

(ii)                                  25% of the shares (31,704  shares) or or before June 27, 2003;

(iii)                               25% of the shares (31,704  shares) or or before December 27, 2003;

(iv)                              25% of the shares (31,703 shares) or or before June 27, 2004.

2.6.      PRICE GUARANTEE

Buyer hereby guarantees (the “Price Guarantee”) that the Nortech Shares held by Seller as security for payment of the Promissory Note will reach a price per share of at least $7.00 based on the average closing price of the Nortech Shares for a four-week period during each of the four six-month periods commencing on the date such Shares are transferred to Seller.  If the price per share reaches or exceeds the $7.00 guaranteed price for such four-week period during any such six-month period, the Price Guarantee shall be deemed to have been fulfilled for such six-month period and shall thereupon become null and void for such six-month period.  If the price should fail to reach or exceed the $7.00 guaranteed price for such four-week period during any such six-month period, Buyer shall, within thirty days after the end of such six-

month period, repurchase such shares at the $7.00 guaranteed price.  All proceeds received by Seller from the sale of the Nortech Shares and all amounts paid by Buyer to repurchase Nortech Shares shall be credited against amounts owing under the Promissory Note.

3.        REPRESENTATIONS AND WARRANTIES OF SELLER

Seller jointly and severally represents and warrants to Buyer as follows:

3.1.      ORGANIZATION AND GOOD STANDING

The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

3.2.      AUTHORITY; NO CONFLICT

(a)       This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of this Agreement, the Escrow Agreement and the Non-Competition Agreement (collectively, the “Seller’s Closing Documents”), the Seller’s Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Seller’s Closing Documents and to perform its obligations under the Seller’s Closing Documents.

(b)       Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

(iii)          contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv)          cause Buyer or the Company to become subject to, or to become liable for the payment of, any income Tax;

(v)           to the best of Seller’s knowledge cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(vi)          contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(vii)         result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company, except as otherwise set forth herein.

Neither the Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for the consents set forth in Sections 5.1 and 7.3 herein.

3.3.      CAPITALIZATION

The authorized equity securities of the Company consist of 3,000 shares of common stock, par value 1.00 peso per share, of which 3,000 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owners and holder of the Shares, free and clear of all Encumbrances.  With the exception of the Shares (which are owned by Seller), all of the outstanding equity securities and other securities of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.  The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

3.4.          FINANCIAL STATEMENTS

 Seller has delivered to Buyer: unaudited balance sheets of the Company and the related unaudited statements of income, changes in stockholders’ equity, and cash flow for the year 2001 (the “Financial Statements”).  The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, and reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the Financial Statements of the Company.  The shareholders’ equity of the Company as of the date of Closing shall be 10% less than the shareholders’ equity as reflected on the latest Financial Statements (in both cases, after eliminating the amount payable by the Company to Seller).

3.5.          BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no official meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.  Seller shall be provided periodic access to the books and records of the company upon reasonable request after closing to fulfill Seller’s tax, accounting and other reporting needs.

3.6.          TITLE TO PROPERTIES; ENCUMBRANCES

The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Financial Statements (except for assets held under capitalized leases disclosed or sold since the date of the latest Financial Statements, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the latest Financial Statements (except for personal property acquired and sold since the date of the latest Financial Statements in the Ordinary Course of Business and consistent with past practice).  All material properties and assets reflected in the Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Financial

Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

3.7.          CONDITION AND SUFFICIENCY OF ASSETS

To the best of Seller’s knowledge, information and belief, the property and equipment of the Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such property or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The property and equipment of the Company are sufficient for the continued conduct of the Company’s existing business after the Closing in substantially the same manner as conducted prior to the Closing.  The assets as of the Closing Date shall be at least equal to the assets set forth on the Balance Sheet, less normal customary depreciation from the date of the Balance Sheet until the Closing Date.

3.8.                              ACCOUNTS RECEIVABLE

All accounts receivable of the Company that are reflected on the Financial Statements (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

3.9.          INVENTORY

All inventory of the Company consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis.

3.10.        NO UNDISCLOSED LIABILITIES

The Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations set forth or reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date thereof.

3.11.     TAXES

The Company has filed or caused to be filed all Tax Returns that are or were required to be filed, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all such Tax Returns filed since the inception of the company. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company.

3.12.     NO MATERIAL ADVERSE CHANGE

To the best of Seller’s knowledge, information and belief, since the date of the latest Financial Statements there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13.     EMPLOYEE BENEFITS

(a)       As used in this Section 3.13, the following terms have the meanings set forth below.

“Company Plan” means all plans of which the Company is or was a sponsor, or to which the Company otherwise contributes or has contributed, or in which the Company otherwise participates or has participated.

“Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans.

(d)       Except as set forth in Exhibit 3.13, to the best of Seller’s knowledge, information and belief:

(i)            The Company has performed all of its obligations under all Company Plans. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

(ii)           The Company, with respect to all Company Plans, is, and each Company Plan is, in full compliance with all applicable Laws.

(iii)          Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

(iv)          Since January 1, 1999, there has been no establishment or amendment of any Company Plan.

(v)           No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

(vi)          Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan is pending or, to Seller’s Knowledge, is Threatened.

(vii)         No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

3.14.     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

Except as set forth in Exhibit 3.14, to the best of Seller’s knowledge, information and belief:

(i) the Company is, and at all times since January 1, 1999 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) the Company has not received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.15.     LEGAL PROCEEDINGS; ORDERS

(a)       Except as set forth in Exhibit 3.15, there is no pending Proceeding:

(i)            that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

(ii)           that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Exhibit 3.15.  The Proceedings listed in Exhibit 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

(b)       Except as set forth in Exhibit 3.15:

(i)            there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

(ii)           neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

(iii)          no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

(c)       Except as set forth in Exhibit 3.15:

(i)            the Company is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii)           no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

(iii)          the Company has not received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16.     ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Exhibit 3.16, to the best of Seller’s knowledge, information and belief, since the date of the latest Financial Statements, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)           change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)           amendment to the Organizational Documents of the Company;

(c)           payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)           adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e)           damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

(f)            entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer,  credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

(g)           sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h)           material change in the accounting methods used by the Company; or

(i)            agreement, whether oral or written, by the Company to do any of the foregoing.

3.17.     CONTRACTS; NO DEFAULTS

(a)       Exhibit 3.17 contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

(ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

(iii)  each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

(iv)  each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

(v)           each licensing agreement or other Applicable Contract with respect to trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi)          each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii)         each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii)        each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

(ix)           each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)            each power of attorney that is currently effective and outstanding;

(xi)      each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(xii)      each Applicable Contract for capital expenditures in excess of $10,000.00;

(xiii)     each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

(xiv)     each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

3.18.     INSURANCE

(a)           Seller has delivered to Buyer:

(i)       true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement;

(ii)       true and complete copies of all pending applications for policies of insurance; and

(iii)      any statement by the auditor of the Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.

(b)       Except as set forth on Exhibit 3.18(b), to the best of Seller’s knowledge, information and belief:

(i)       All policies to which the Company is a party or that provide coverage to either Seller, the Company, or any director or officer of the Company:

(A)  are valid, outstanding, and enforceable;

(B)  are issued by an insurer that is financially sound and reputable;

(C) are sufficient for compliance with all Legal Requirements and Contracts to which Company is a party or by which any of them is bound;

(D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

(E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

(ii)       Seller or the Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii)      The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

(iv)      The Company has given notice to the insurer of all claims that may be insured thereby.

3.19.     ENVIRONMENTAL MATTERS

Except as set forth in Exhibit 3.19:

(a)       The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

(b)       There are no pending or, to the Knowledge of Seller and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which Seller or the Company has or had an interest.

3.20.     EMPLOYEES

(a)       Exhibit 3.20(a) contains a complete and accurate list of the following information for each home office employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 2002. All of the employees referred to in Exhibit 3.20(a) are parties to a written employment contract with the Company.

(b)       Except as set forth in Exhibit 3.20(b), no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of any Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director.  To Seller’s Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with such Company.

(c)           Exhibit 3.20(c) contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21.     LABOR RELATIONS; COMPLIANCE

It is understood between the parties that all of the non-management employees of the company are members of a local white union and that all such employees have written employment contracts with the company.  With the exception of such contracts, since January 1, 1999, the Company has not been or is not a party to any collective bargaining or other labor Contract. Since January 1, 1999, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the best of Seller’s knowledge, information and belief no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To the best of Seller’s knowledge, information and belief the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22.     INTELLECTUAL PROPERTY

(a)                                                                                  Intellectual Property Assets  - The term “Intellectual Property Assets” includes:

(i)                                   the names Manufacturing Assembly Solutions of Monterey, and MAS of Monterey, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”);

(ii)                                all copyrights in both published works and unpublished works (collectively, “Copyrights”);

(iii)                               all know-how, trade secrets, confidential information, customer lists, software, technical information data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company as licensee or licensor; and (iv) all rights in internet web sites and internet domain names presently used by the Company.

(b)       Agreements — Exhibit 3.22(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound.  There are no outstanding and, to Seller’s Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

(c)       Know-How Necessary for the Business

(i)            The Intellectual Property Assets are all those necessary for the operation of the Company’s businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(d)       Trademarks

(i)            Exhibit 3.22(d) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All Marks are currently in compliance with all formal Legal Requirements (including the timely post registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)          No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller’s Knowledge, no such action is Threatened with the respect to any of the Marks.

(iv)          To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(v)           No Mark is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way.  None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(e)       Copyrights

(i)            Exhibit 3.22(e) contains a complete and accurate list and summary description of all Copyrights.  The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii)          No Copyright is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way.  None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv)          All works encompassed by the Copyrights have been marked with the proper copyright notice.

(f)       Trade Secrets

(i)            With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)           Seller and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(iii)          The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Seller’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23.     DISCLOSURE

(a)       No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)           No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c)           There is no fact known to Seller that has specific application to Seller or the Company and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

(d)           All parties acknowledge their respective understanding that Seller’s representations hereunder are based upon Seller’s good faith reliance upon the statements and representations of Thomas Hansing relating to the organization of the company and the company’s business operations.

3.24.        BROKERS OR FINDERS

Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.        REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1.      ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota.

4.2.      AUTHORITY; NO CONFLICT

(a)       This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement, the Escrow Agreement and the Non-Competition Agreement (collectively, the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver the Buyer’s Closing Documents and to perform its obligations under the Buyer’s Closing Documents.

(b)       Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)            any provision of Buyer’s Organizational Documents;

(ii)           any resolution adopted by the board of directors or the stockholders of Buyer;

(iii)          any Legal Requirement or Order to which Buyer may be subject; or

(iv)          any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3.      CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been Threatened.

4.4.      BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.        COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1.      LANDLORDS’ CONSENTS

Seller shall obtain (where required by the terms of such lease) the written consents (“Consents”) from the landlords to assignments of the leases (for each location set forth on Exhibit 5.1) with no increase in rent, but with such modifications as Buyer, in its sole discretion, may deem necessary.  Seller shall pay all fees or other compensation required by any of the landlords, as consideration for consenting to a lease assignment.  This covenant shall continue after Closing to the extent not completed prior to Closing.

5.2.      ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer’s Advisors”) full and free access to the Company’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer’s Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and

Buyer’s Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.3.          OPERATION OF THE BUSINESS OF THE COMPANY

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

(a)           conduct the business of the Company only in the Ordinary Course of Business;

(b)           use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

(c)           confer with Buyer concerning operational matters of a material nature; and

(d)           otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.4.          NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

5.5.          REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

5.6.          NOTIFICATION

Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller’s representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.7.          NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause the Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8.          BEST EFFORTS

Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

5.9           INTERCOMPANY OBLIGATIONS

Seller shall cause to be eliminated, prior to Closing, all obligations of the Company to the Seller or to any Related Person.

6.        COVENANTS OF BUYER PRIOR TO CLOSING DATE

Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.        CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1.          ACCURACY OF REPRESENTATIONS

All of Seller’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2.          SELLER’S PERFORMANCE

(a)           All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations must have been performed and complied with in all respects.

(c)           In the event that Buyer believes Seller has failed to materially perform or comply with any of its obligations hereunder, Buyer shall provide written notice of such material nonperformance or noncompliance to Seller.  Seller shall have a period of thirty (30) days following receipt of such written notice to cure any legitimate nonperformance or noncompliance.  In the event that Seller is unable to cure the nonperformance or noncompliance within the thirty (30) day cure period, then at Buyuer’s option this contract shall terminate and both parties shall be freed from their respective obligations hereunder, absent other agreement of the parties.

7.3           CONSENTS

Each of the Consents identified in Section 5.1 of this Agreement must have been obtained and delivered to Buyer.

7.4.          NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.5.          NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.6.          NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.        CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1.          ACCURACY OF REPRESENTATIONS

All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2.          BUYER’S PERFORMANCE

(a)           All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b)           Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments and delivered the Nortech Shares required to be made and delivered by Buyer pursuant to Sections 2.4.

(c)           In the event that Seller believes Buyer has failed to materially perform or comply with any of its obligations hereunder, Seller shall provide written notice of such material nonperformance or noncompliance to Buyer.  Buyer shall have a period of thirty (30) days following receipt of such written notice to cure any legitimate nonperformance or noncompliance.  In the event that Buyer is unable to cure the nonperformance or noncompliance within the thirty (30) day cure period, then at Seller’s option this contract shall terminate and both parties shall be freed from their respective obligations hereunder, absent other agreement of the parties.

9.        TERMINATION

9.1.          TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)           by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b)           (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c)           by mutual consent of Buyer and Seller; or

(d)           by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2002, or such later date as the parties may agree upon.

9.2.          EFFECT OF TERMINATION

Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

10.       INDEMNIFICATION; REMEDIES

10.1.        SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, or any other document delivered pursuant to this Agreement will survive the Closing.

10.2.        INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by Seller in this Agreement, or any other document delivered by Seller pursuant to this Agreement;

(b)           any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

(c)           any Breach by Seller of any covenant or obligation of Seller in this Agreement;

(d)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

10.3.        INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any loss, liability, claim, damages (including incidental and consequential damages) or expense (including the costs of investigation and defense and reasonable attorney’s fees) arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4.        RIGHT OF SET-OFF

Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under this Agreement.  Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.5.        PROCEDURE FOR INDEMNIFICATION—THIRD PARTY CLAIMS

(a)           Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(b)           If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c)           Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)           Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

10.6.        PROCEDURE FOR INDEMNIFICATION—OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.       GENERAL PROVISIONS

11.1.        REGISTRATION OF NORTECH SHARES

The Nortech Shares to be delivered to the Seller have not been registered under the Securities Act. The Nortech Shares may not be transferred or resold without either registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  Within 60 days after the Closing Date, Buyer shall cause to be filed a registration statement at its expense under the Securities Act covering the Nortech Shares and shall use its Best Efforts to cause such shares to be registered and available for public distribution by the holders thereof, without restriction, within 120 days after the closing date.  Nortech shall keep the registration effective for a period of 36 months after the Effective Date.

11.2                           PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines.  Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.  Seller and Buyer will consult with each other concerning the means by which the Company employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3.        EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

11.4.        NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:

SAE Circuits Colorado, Inc.

4820 N. 63rd Street, Suite 100

Boulder, CO  80301

Attention:   Erv Hammen

Facsimile No.: (303) 530-7454

with copies to:

Brian J. Holst

Shively & Holst, LLP

515 Kimbark Street, Suite 107

P.O. Box 298

Longmont, CO  80501

Facsimile No.: (303) 772-2822

and

Thomas Hansing

906 East 132nd Drive

Thornton, CO  80241

Buyer:

Nortech Systems Incorporated

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN  55391

Attention:  President

Facsimile No.: (952) 449-0442

with a copy to:

Bert M. Gross

7201 Metro Boulevard

Minneapolis, MN  55439

Facsimile No.: (952) 947-7200

11.5.     JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Minnesota, County of Hennepin, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6.        FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7.        ARBITRATION. All disputes between the parties relating to this Agreement or the transaction contemplated thereby or negotiations leading up to execution of this Agreement shall be resolved by arbitration in Minneapolis, Minnesota, pursuant to the rules of the American Arbitration Association then in effect.  The arbitrators shall have the power to award costs, including reasonable attorneys’ fees, as they deem appropriate.  This Agreement shall be construed in accordance with the laws of the State of Minnesota.

11.8.        WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.9.        ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.10.      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any

Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11.      SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12.      SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.13.      TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14.      GOVERNING LAW

This Agreement will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

11.15.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:		Seller:

NORTECH SYSTEMS INCORPORATED		SAE CIRCUITS COLORADO, INC.

By:	Michaels J. Degen	By:	Ervin Hammer
Michael J. Degen,		, President
President

Thomas J. Hansing
Thomas J. Hansing

Barbara J. Aune
Barbara E. Aune

Stephen W. Cecil, Jr
Stephen W. Cecil, Jr.